UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SYNTROLEUM CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SYNTROLEUM CORPORATION

5416 S. Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

IMPORTANT REMINDER TO VOTE YOUR PROXY

MAY 6, 2014

Dear Stockholder:

Our records indicate your vote has not yet been received for the Special Meeting of Stockholders of Syntroleum Corporation, to be held on Tuesday, June 3, at 10:00 a.m. Eastern Time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199. Please take a moment right now to ensure that your shares are represented at this important meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. The failure to vote your shares will have the same effect as a vote “AGAINST” approval of each of the proposals set forth in the proxy statement/prospectus, other than the adjournment proposal and the Syntroleum compensation proposal (on which such failure will have no impact).

PLEASE VOTE YOUR SHARES TODAY BY PHONE, INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

Syntroleum’s board of directors has carefully reviewed and considered the terms and conditions of the asset purchase agreement, the asset sale and the plan of dissolution, and has concluded that the asset sale, the liquidation and dissolution of Syntroleum pursuant to the plan of dissolution and the amendments of Syntroleum’s certificate of incorporation to change Syntroleum’s name and reduce the authorized capital stock are all in the best interests of Syntroleum and its stockholders. The Syntroleum board of directors therefore has approved these proposals and recommends that you vote FOR each of the proposals set forth in the proxy statement/prospectus.

If the asset sale is not completed, whether due to the failure of Syntroleum’s stockholders to approve the asset sale proposal or any other reason, and Syntroleum is unable on a timely basis to identify an alternative source of working capital or enter into an alternative business combination transaction, Syntroleum may be required to seek protection under the U.S. Bankruptcy Code or similar relief.

YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AS IT CONTAINS IMPORTANT INFORMATION ABOUT EACH OF THE PROPOSALS SUBJECT TO APPROVAL AT THE SPECIAL MEETING. The proxy statement/prospectus can be obtained free of charge through the website maintained by the United States Securities and Exchange Commission at www.sec.gov, at Syntroleum’s website at www.syntroleum.com under the tab “Investor Relations” and then “SEC Filings,” or from Syntroleum Investor Relations, 5416 S. Yale Ave., Suite 400, Tulsa, Oklahoma 74135, telephone: 281-224-9862.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or collect (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

If you have recently voted, please disregard this reminder and thank you for your attention to this important matter.

Sincerely,

Syntroleum Corporation